Exhibit 10.1
PALMONE, INC.
AMENDED AND RESTATED
1999 STOCK PLAN
(As Amended through April 28, 2005)
     1. Purposes of the Plan. The purposes of this Amended and Restated 1999 Stock Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
            Options granted under the Plan will be Nonstatutory Stock Options. Stock Purchase Rights, Stock Appreciation Rights, Performance Shares and Performance Units may also be granted under the Plan.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Units, and/or Performance Shares.
          (d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Award Exchange Program” means a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards (of the same or different type), which may have a lower exercise or purchase price, or in exchange for cash or a combination of cash and Awards.
          (f) “Awarded Stock” means the Common Stock subject to an Award.
          (g) “Board” means the Board of Directors of the Company.

          (h) “Cash Position” means as to any Performance Period, the Company’s or a business unit’s level of cash and cash equivalents.
          (i) “Cause” shall mean (i) an act of personal dishonesty taken by the Participant in connection with his or her responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Participant, (ii) Participant being convicted of a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Participant of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Participant has not substantially performed his duties, continued violations by the Participant of the Participant’s obligations to the Company which are demonstrably willful and deliberate on the Participant’s part.
          (j) “Change of Control” means the occurrence of any of the following events:
               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of the Effective Date; or
               (ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or
               (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
               (iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.
     Notwithstanding the foregoing, in no event shall either or both of the following events constitute a Change of Control: (i) the initial public offering of the Company’s securities pursuant to a registration statement filed under Section 12 of the Exchange Act or (ii) the spin-off of the Company from 3Com pursuant to one or more transactions in which 3Com distributes eighty percent (80%) or more of its securities ownership of the Company to the stockholders of 3Com.
          (k) “Code” means the Internal Revenue Code of 1986, as amended.

          (l) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (m) “Common Stock” means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.
          (n) “Company” means palmOne, Inc., a Delaware corporation.
          (o) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (p) “Director” means a member of the Board.
          (q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (r) “Effective Date” means the effective date of this Plan as determined in accordance with Section 7.
          (s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (u) “Expenses” means as to any Performance Period, the Company’s or a business unit’s incurred expenses.
          (v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator; or

               (iv) For purposes of Option grants made on the effective date of the Company’s initial public offering of Common Stock, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included with the registration on Form S-1 filed with the Securities and Exchange Commission for such offering.
               (v) Notwithstanding the preceding, for federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
          (w) “GAAP” means generally accepted accounting principles.
          (x) “Gross Margin” means, as to any Performance Period, the Company’s Revenues less the related cost of Revenues expressed in dollars or as a percentage of Revenues.
          (y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (z) “Net Income” means as to any Performance Period, the income after taxes of the Company for such Performance Period.
          (aa) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (bb) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
          (cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (dd) “Operating Cash Flow” means, as to any Performance Period, the net cash used in operating activities in the Company’s consolidated statement of cash flow.
          (ee) “Operating Income” means, as to any Performance Period, the Company’s or a business unit’s income from operations excluding any unusual items.
          (ff) “Operating Margin” means, as to any Performance Period, the Company’s or a business unit’s Operating Income divided by Revenue, expressed as a percentage.
          (gg) “Option” means a stock option granted pursuant to the Plan.
          (hh) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (ii) “Participant” means the holder of an outstanding Award granted under the Plan.
          (jj) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Expenses, (c) Gross Margin, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Operating Margin, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, (k) Revenue, (l) Total Stockholder Return, and/or (m) Unit Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Prior to the beginning of the applicable Performance Period, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.
          (kk) “Performance Period” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.
          (ll) “Performance Share” means an Award granted to a Service Provider pursuant to Section 13.
          (mm) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 13.
          (nn) “Plan” means this Amended and Restated 1999 Stock Plan.
          (oo) “Profit After Tax” means as to any Performance Period, the Company’s or a business unit’s income after taxes.
          (pp) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.
          (qq) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.
          (rr) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.
          (ss) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Profit After Tax, divided by the Company’s or the business unit’s, as applicable, Revenue.
          (tt) “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales or, if determined by the Committee, gross sales.
          (uu) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (vv) “Section 16(b) “ means Section 16(b) of the Exchange Act.

          (ww) “Service Provider” means an Employee, Director or Consultant. In addition, an individual who receives an award under this Plan while an Employee, Director or Consultant, and who ceases to be an Employee, Director or Consultant, but who remains an employee, director or consultant to 3Com shall be deemed Service Provider for purposes of this Plan.
          (xx) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
          (yy) “Stock Appreciation Right” or “SAR” means an Award granted to a Service Provider pursuant to Section 12.
          (zz) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.
          (aaa) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
          (bbb) “3Com” means 3Com Corporation, a Delaware corporation.
          (ccc) “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
          (ddd) “Unit Sales” means as to any Performance Period, gross or net sales of units.
     3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 10,853,408* Shares, plus an annual increase to be added the first day of the Company’s fiscal year equal to the lesser of (i) 5% of the outstanding shares of Common Stock on such date, or (ii) an amount determined by the Board. Notwithstanding anything in the Plan to the contrary, in no event may Stock Purchase Rights, Performance Shares and/or Performance Units be issued in any fiscal year of the Company for more than thirty-five percent (35%) of the total Shares available for issuance hereunder, in the aggregate, on the first day of such fiscal year. The Shares may be authorized, but unissued, or reacquired Common Stock.
          The number of shares of Common Stock which have been authorized for issuance under the Plan shall be appropriately increased from time to time for any increase in the number of issued shares of Common Stock resulting from any adjustment pursuant to Section 16(c) hereof in connection with the transaction in which the Company’s interest in its PalmSource, Inc. subsidiary is distributed to the Company’s stockholders.

*	This number includes the 20 million Shares initially reserved for issuance under the Plan, plus the Shares that have been added annually pursuant to this Section 3 since the first day of the Company’s 2001 fiscal year through June 1, 2004 as adjusted for the 1-for-20 reverse stock split effected on October 15, 2002. This number also includes 2,092,309 shares added pursuant to this Section 3 as a result of the increase in issued shares of Common Stock resulting from any adjustment pursuant to Section 13(c) hereof in connection with the transaction in which the Company’s interest in its PalmSource, Inc. subsidiary is distributed to the Company’s stockholders.

          If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award Exchange Program, or, with respect to Restricted Stock granted pursuant to Stock Purchase Rights, Performance Shares or Performance Units, is forfeited back to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in a reduction of the number of Shares available for issuance under the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Employees, Directors and Consultants to whom Awards may be granted hereunder;
               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
               (iv) to approve forms of Award Agreements for use under the Plan;
               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or purchased (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;
               (vii) to institute an Award Exchange Program;
               (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under foreign laws;
               (x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;
               (xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;
               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Stockholder Approval Required. Notwithstanding the preceding, the Administrator shall not have the authority to (i) reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted or (ii) institute an Award Exchange Program without the approval of the holders of a majority of the Shares that are present in person or in proxy and entitled to vote at any annual or special meeting of stockholders of the Company.
          (d) Vesting. Notwithstanding anything in the Plan to the contrary, if the Committee grants Stock Purchase Rights, Stock Appreciation Rights, Performance Units or Performance Shares for which no purchase or exercise price is required to be paid, no more than ten percent (10%) of the

Shares subject to the Plan shall be granted pursuant to Stock Purchase Rights, Stock Appreciation Rights, Performance Units and Performance Shares that are subject to performance-based vesting of less than one (1) year or non-performance based vesting of less than three (3) years.
          (e) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final, conclusive and binding on all Participants and shall be given the maximum deference permitted by law.
     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares and Performance Units may be granted to Employees, Directors or Consultants.
     6. Limitations.
          (a) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor shall they interfere in any way with the Participant’s right or the Company’s right, as applicable, to terminate such relationship at any time, with or without cause. No Service Provider shall have the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.
          (b) The following limitations shall apply to grants of Awards:
               (i) No Service Provider shall be granted, in any fiscal year of the Company, (A) Options to purchase more than 215,052 Shares, (B) Stock Purchase Rights to purchase more than 107,526 Shares of Restricted Stock, (C) Stock Appreciation Rights covering more than 215,052 Shares, (D) more than 107,526 Performance Shares, and (E) Performance Units having an initial value greater than $1,000,000.
               (ii) In connection with his or her initial service, a Service Provider may be granted (A) Options to purchase up to an additional 430,105 Shares, (B) Stock Purchase Rights to purchase an additional 215,052 Shares of Restricted Stock, (C) Stock Appreciation Rights covering an additional 430,105 Shares, (D) an additional 215,052 Performance Shares, and (E) additional Performance Units having an initial value of up to $2,000,000, which shall not count against the limit set forth in subsection (i) above.
               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.
               (iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsections (i) through (ii) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.
     7. Term of Plan. Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Award Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator; provided, however, that in the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:
               (i) cash;
               (ii) check;
               (iii) promissory note;
               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
               (vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;
               (vii) any combination of the foregoing methods of payment; or
               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.
          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. The Option may be exercised by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable by the

Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised within the applicable time period by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
     11. Stock Purchase Rights.
          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits of Section 6), the price to be paid, and the time within which the offeree must accept such offer. Each Stock Purchase Right shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Stock Purchase Right as the Administrator, in its sole discretion, shall determine, subject to Section 4(d).
          (b) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.
          (c) General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its Affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
          (d) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Stock Purchase Rights as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Stock Purchase Rights that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (e) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
          (f) Rights as a Stockholder; Dividends. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and repurchase as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.
     12. Stock Appreciation Rights.
          (a) Grant of SARs. SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limits of Section 6.
          (b) Exercise Price and other Terms. The Administrator, subject to the provision of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, shall determine, subject to Section 4(d). However, the exercise price of an SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
          (c) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
          (d) Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 10(b), (c) and (d) also shall apply to SARs.
          (e) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, in Shares of equivalent value or in a combination thereof.
          (f) Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
               (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
               (ii) the number of Shares with respect to which the SAR is exercised.
     13. Performance Units and Performance Shares.
          (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the price to be paid and the number of Performance Units and Performance Shares granted to each Participant, subject to the limitations of Section 6.
          (b) Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
          (c) Performance Objectives and Other Terms. The Administrator shall set performance objectives or other vesting criteria in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units and/or Performance Shares that will be paid out to the Participants. Each Award of Performance Units and/or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, shall determine, subject to Section 4(d).
               (i) General Performance Objectives or Vesting Criteria. The Administrator may set performance objectives or vesting criteria based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion (for example, but not by way of limitation, continued employment or service with the Company or a Subsidiary).
               (ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units and/or Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units and/or Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units and/or Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units and/or Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units and/or Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).
          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive a payout of the number of Performance Units and/or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit and/or Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit and/or Performance Share.
          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and/or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units and/or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination thereof.
          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.
     14. Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.
     15. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. The Administrator also may impose restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
     16. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan, including Shares as to which no Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and including the annual increase provided for in Section 3, the per-person limits provided for in Section 6, the number of shares of Common Stock covered by each outstanding Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Awards shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and, to the extent applicable, have the right to exercise the Award as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. In addition, if an Option, Stock Appreciation Right or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option, Stock Appreciation Right or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received (upon the exercise of the Award, if applicable), for each Share of Awarded Stock and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
     Notwithstanding the foregoing, if a Participant’s status as a Service Provider is terminated for reasons other than Cause within twelve (12) months following a Change of Control, then the vesting and exercisability of each of the Participant’s outstanding Awards shall partially accelerate upon such termination with respect to fifty percent (50%) of the then unvested Shares subject to or acquired under each such Award.
     17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

     18. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Additionally, the Company shall obtain stockholder approval of any amendment to the Plan that: (i) increases the number of Shares subject to the Plan; or (ii) changes the method described in the Plan for determining the exercise price, price or value of Awards under the Plan.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     19. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or with respect to Performance Units, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to Performance Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.
     21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     22. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.
     23. Indemnification. Each person who is or shall have been a member of the Administrator, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
     24. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
     25. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     26. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, other than its conflicts of laws provisions.
     27. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).